Exhibit 6.34

DEBT CONVERSION AGREEMENT

THIS DEBT CONVERSION AGREEMENT, dated as of May 15, 2017 (this “Agreement”), by and among Level Brands, Inc., a North Carolina corporation (the “Company”) and LBGLOC, LLC, a North Carolina limited liability company (the "Lender"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement (as defined herein).

WHEREAS, on August 7, 2017 the Company and the Lender entered into that certain Revolving Line of Credit Loan Agreement (the "Loan Agreement") pursuant to which the Lender agreed to lend the Company up to $1,000,000 to be evidenced by a promissory note (the "Note") and secured by a security interest (the "Security Interest") in the Company's inventory, accounts receivable, rights to payment and such other property as described in the Security Agreement of even date therewith (the "Collateral");

WHEREAS, the Company owes the Lender $770,000 in principal and accrued but unpaid interest (the "Loan Balance") under the terms of the Loan Agreement and Note;and

WHEREAS, the Company is desirous of converting the Loan Balance into shares of the Company's common stock subject to the terms of this Agreement and the Lender has agreed to such conversion.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

1. Conversion; Lockup Agreement.

(a)           Contemporaneously with the execution and delivery of this Agreement, the Loan Balance is hereby converted into 194,936 shares of the Company’s common stock (the “Shares”) at a conversion price of $3.95 per Share (the “Conversion”). Immediately following the execution of this Agreement by the parties hereto, the Lender shall tender the original Note to the Company for cancellation and the Company shall issue the certificate representing the Shares to the Lender. Notwithstanding the foregoing or anything to the contrary contained herein, upon the execution of this Agreement by the Lender, the full amount of the principal amount of the Note and the accrued but unpaid interest due thereunder shall automatically convert into the Shares, without any further action required by the Lender, and the Security Interest in the Collateral is immediately released. The parties acknowledge the delivery of the original Note for cancellation is only for a matter of administrative maintenance, and that the Company shall file an amendment to any financing statements filed by the Lender acknowledging the release of all liens on the Collateral.

(b)           As a condition of the Conversion, the Lender shall execute and deliver to the Company to be held by it pending the effectiveness of its registration statement for an initial public offering of its securities an irrevocable lockup agreement for the benefit of Joseph A. Gunnar & Co. in the form attached hereto as Exhibit A and incorporated herein by such reference, to be dated and released by the Corporation at such time as it deems appropriate without any further action or consent of the Lender.

(c)           The parties intend that the issuance of the Shares pursuant to the terms of this Agreement is an exempt issuance under the Securities Act of 1933, as amended (the "Securities Act") in reliance on exemptions provided by Section 3(a)(9) and 4(a)(2) of such act. The certificate representing the Shares shall bear the following legends:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO COUNSEL TO LEVEL BRANDS, INC. THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS IS AVAILABLE."

"THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP AGREEMENT FOR THE BENEFIT OF LEVEL BRANDS, INC. AND JOSEPH A. GUNNAR & CO., LLC AND CANNOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE HYPOTHECATED EXCEPT PURSUANT TO THE TERMS OF SUCH LOCK-UP AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF LEVEL BRANDS, INC."

2.           Representations and Warranties of the Company. The Company represents and warrants to the Lender as of the date hereof as follows:

(a)           Due Organization. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b)           Due Authorization; Binding Agreement; No Conflicts. The Company has full right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Lender) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law). Neither this Agreement nor the consummation of the Conversion will violate, conflict with or result in a breach of or default under (i) the articles of incorporation or bylaws of the Company, (ii) any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company.

(c)           Validity of Shares. The Shares issued pursuant to this Agreement, will be duly and validly issued, fully paid and non-assessable.

4.           Representations and Warranties of the Lender. The Lender hereby represents and warrants to the Company as of the date hereof as follows:

(a)           Due Organization. The Lender is a legal entity, it is duly organized and validly existing under the laws of the jurisdiction of its organization.

(b)           Due Authorization; Binding Agreement. The Lender has full right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Lender and (assuming due authorization, execution and delivery by the Company) constitutes the valid and binding obligation of the Lender enforceable against the Lender in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

(c)           Investment Intent. The Shares to be acquired by the Lender pursuant to this Agreement shall be acquired for the Lender’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act or any applicable state securities laws, and such Shares shall not be disposed of in contravention of the Securities Act or any applicable state securities laws.

(e)           Accredited Investor. The Lender is an “accredited investor” as defined in Rule 501 under Regulation D of the Securities Act. The Lender is able to bear the economic risk of its investment in the Shares for an indefinite period of time and acknowledges that no public market exists for the Shares and that there is no assurance that a public market will ever develop for the Shares. The Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. The Lender understands that the tax consequences of the Conversion may be complex, and accordingly the Lender represents and warrants that it has consulted with its own independent tax advisor concerning the Conversion and is not relying on the Company or any of its respective affiliates or agents, including its counsel and accountants, for any tax advice regarding the tax consequences of the Conversion or any other transactions contemplated by this Agreement.

(f)           Information. The Lender has reviewed, or has had the opportunity to review, with the assistance of professional and legal advisors of its choosing, sufficient information and has had sufficient access to the Company necessary for the Lender to decide to convert the Loan Balance for Shares in accordance with this Agreement.

4.           General Provisions.

(a)           Closing. The closing of the transactions contemplated by this Agreement shall occur simultaneously with the execution and delivery of this Agreement.

(b)           Amendments, Etc. No amendment, modification, termination, or waiver of any provision of this Agreement, and no consent to any departure by the Lender or the Company from any provision of this Agreement, shall be effective unless it shall be in writing and signed and delivered by the party sought to be bound, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

(c)           Disclosure. Nothing contained in this Agreement shall be construed to limit the Company or the Lender from making such disclosures as may be required by law.

(d)           Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Company at 4521 Sharon Road, Suite 407, Charlotte, NC 28211, Attention: CFO, and to the Lender to Martin Sumichrast.

(e)           Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

(f)           Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina.

(g)           Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof, and supersedes all prior agreements or understandings, with respect to the subject matter of this Agreement.

(h)           Specific Performance; Enforcement. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore, each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled at law or in equity. The parties agree that they shall be entitled to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they may entitled at law or in equity.

(i)           Counterparts; Facsimile. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by facsimile signatures of the parties hereto.

(j)           Expenses. All fees and expenses with respect to the negotiation of this Agreement and the consummation of the transactions contemplated hereby shall be borne by the party incurring such fees and expenses. Neither the Company nor the Lender is a party to any agreement, whether written or oral, which provides for the payment of any brokerage or finder’s fees or commissions to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

[signature page to follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on its behalf as of the date first written above.

Level Brands, Inc.

By: /s/ Mark Elliott
Name: Mark Elliott
Title: Chief Operating Officer and Chief Financial Officer

LBGLOC, LLC

By: /s/ Martin Sumichrast
Name: Martin Sumichrast
Title: Manager

Exhibit A

LOCK-UP LETTER AGREEMENT

Joseph Gunnar & Co., LLC
30 Broad Street, 11th Floor
New York, NY 10004

As Representative of the several Underwriters named on Schedule 1 to the Underwriting Agreement referenced below

Ladies and Gentlemen:

The undersigned understands that you (the “Representative”) and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of shares (the “Stock”) of Common Stock, par value $0.001 per share (the “Common Stock”), of Level Brands, Inc., a North Carolina corporation (the “Company”), and that the Underwriters propose to reoffer the Stock to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Representative, on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may bedeemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) except as provided for below, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus relating to the Offering (such 180-day period, the “Lock-Up Period”).

The foregoing paragraph shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in the open market after the completion of the Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such transfers;(b) bona fide gifts of shares of any class of the Company’s capital stock or any security convertible into Common Stock, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); (c) any transfer of shares of Common Stock or any security convertible into Common Stock by will or intestate succession upon the death of the undersigned; (d) transfer of shares of Common Stock or any security convertible into Common Stock to an immediate family member (for purposes of this Lock-Up Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin) or any trust, limited partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or any immediate family member of the undersigned;provided that, in the case of clauses (b) - (d) above, it shall be a condition to any such transfer that (i) the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, (the “Securities Act”) and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the 180-day period referred to above, and (iii) the undersigned notifies the Representative at least two business days prior to the proposed transfer or disposition; (e) the transfer of shares to the Company to satisfy withholding obligations for any equity award granted pursuant to the terms of the Company’s stock option/incentive plans, such as upon exercise, vesting, lapse of substantial risk of forfeiture, or other similar taxable event, in each case on a “cashless” or “net exercise” basis (which, for the avoidance of doubt shall not include “cashless” exercise programs involving a broker or other third party), provided that as a condition of any transfer pursuant to this clause (e), that if the undersigned is required to file a report under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock during the Lock-Up Period, the undersigned shall include a statement in such report, and if applicable an appropriate disposition transaction code, to the effect that such transfer is being made as a share delivery or forfeiture in connection with a net value exercise, or as a forfeiture or sale of shares solely to cover required tax withholding, as the case may be; (f) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a bona fide third party tender offer made to all holders of the Common Stock, merger, consolidation or other similar transaction involving a change of control (as defined below) of the Company, including voting in favor of any such transaction or taking any other action in connection with such transaction, provided that in the event that such merger, tender offer or other transaction is not completed, the Common Stock and any security convertible into or exercisable or exchangeable for Common Stock shall remain subject to the restrictions set forth herein; (g) the exercise of warrants or the exercise of stock options granted pursuant to the Company’s stock option/incentive plans or otherwise outstanding on the date hereof;provided, that the restrictions shall apply to shares of Common Stock issued upon such exercise or conversion; (h) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period;provided further, that the Company is not required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the Commission under the Exchange Act during the lock-up period and does not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan; and (i) any demands or requests for, exercise any right with respect to, or take any action in preparation of, the registration by the Company under the Securities Act of the undersigned’s shares of Common Stock, provided that no transfer of the undersigned’s shares of Common Stock registered pursuant to the exercise of any such right and no registration statement shall be filed under the Securities Act with respect to any of the undersigned’s shares of Common Stock during the Lock-Up Period. For purposes of clause (f) above, “change of control” shall mean the consummation of any bona fide third party tender offer, merger, purchase, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of total voting power of the voting stock of the Company.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s securities subject to this Lock-Up Letter Agreement except in compliance with this Lock-Up Letter Agreement.

If (i) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of theLock-Up Period, the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of such material news or material event, as applicable, unless the Representative waives, in writing, such extension.

              The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date hereof to and including the 34th day following the expiration of the initial Lock-Up Period, the undersigned will give notice thereof to the Company and will not consummate any such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

If the undersigned is an officer or director of the Company, (i) the undersigned agrees that the foregoing restrictions shall be equally applicable to any shares of Common Stock that the undersigned may purchase in the Offering; (ii) the Representative agrees that, at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions inconnection with a transfer of securities subject to this Lock-Up Letter Agreement, the Representative will notify the Company of the impending release or waiver; and (iii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two (2) business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two (2) business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer of securities subject to this Lock-Up Letter Agreement not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this securities subject to this Lock-Up Letter Agreement to the extent and for the duration that such terms remain in effect at the time of such transfer.

It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This Lock-Up Letter Agreement shall automatically terminate upon the earliest to occur, if any, of (1) the termination of the Underwriting Agreement before the sale of any Stock to the Underwriters or (2) December 31, 2017, in the event that the Underwriting Agreement has not been executed by that date.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representative, successors and assigns of the undersigned.

Very truly yours,

By:______________________________
Name:

Title:

Dated: _______________, 2017

DEBT CONVERSION AMENDMENT AGREEMENT

THIS DEBT CONVERSION AMENDMENT AGREEMENT, dated as of July 6, 2017 and effective as of May 15, 2017 (this “Agreement”), by and among Level Brands, Inc., a North Carolina corporation (the “Company”), and LBGLOC, LLC, a North Carolina limited liability company (the "Lender"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement (as defined in the Conversion Agreement).

WHEREAS, on May 15, 2017 the Company and the Lender entered into a Debt Conversion Agreement (the "Conversion Agreement") pursuant to which the Lender agreed to convert $770,000 in principal and accrued interest (the "Loan Balance") into 194,936 shares of the Company’s common stock, the terms of which are incorporated herein by such reference;

WHEREAS, at the date of the Conversion Agreement, the Company also owed the Lender $109,380 in additional accrued but unpaid interest from the period August 1, 2015 through September 30, 2016 (the "Additional Accrued Interest") under the terms of the Loan Agreement and Note, which such amount was inadvertently omitted from the Conversion Agreement;

WHEREAS, the Company has issued the Lender an aggregate of 222,627 shares of its common stock (the "Conversion Shares") in full satisfaction of the Loan Balance, including the Additional Accrued Interest; and

WHEREAS, the parties are desirous of entering into this Agreement to accurately memorialize the full satisfaction of the Loan Balance and Additional Accrued Interest through the prior issuance of the Conversion Shares.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

1.           Full Conversion; Lockup Agreement. The Lender hereby acknowledges that it received the Conversion Shares in full satisfaction of the Loan Balance, the Additional Accrued Interest and any and all other obligations of the Company to the Lender. The Lender shall execute and deliver to the Company to be held by it pending the effectiveness of its registration statement for an initial public offering of its securities an irrevocable lockup agreement for the benefit of Joseph A. Gunnar & Co. in the form attached to the Conversion Agreement covering the full amount of the Conversion Shares, to be dated and released by the Company at such time as it deems appropriate without any further action or consent of the Lender.

2.           No further modifications. Except as amended hereby, all other terms and conditions of the Conversion Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on its behalf as of the date first written above.

Level Brands, Inc.

By: /s/ Mark Elliott
Name: Mark Elliott
Title: Chief Operating Officer and Chief Financial Officer

LBGLOC, LLC

By: /s/ Martin Sumichrast
Name: Martin Sumicharst
Title: Manager